SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                         Pursuant to Section 13 or 15(d)
                     Of THE SECURITIES EXCHANGE ACT FOF 1934

       Date of Report (Date of earliest event reported): December 3, 1999

                                MEDIA SOURCE, INC
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                         Commission File Number 0-10475

Incorporated - Delaware                    I.R.S. Identification No. 34-1297143

                       5720 Avery Rd., Dublin, Ohio 43016

        Registrant's telephone number, including area code (614) 793-8749

Item 5.  Other Events

On Wednesday, November 24, 1999, the Company announced that it rescinded an option to purchase shares of Preferred Stock to the Company Chairman, S. Robert Davis, holder of a $500,000 subordinated note payable due August 2000. The option was granted in exchange for S. Robert Davis extending the due date of his subordinated note until January 1, 2003. The Company and S. Robert Davis mutually agreed to rescind the option. Therefore, the $500,000 subordinated note payable to S. Robert Davis will revert back to its original due date of August 2000.

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                     Media Source, Inc.
                                                     (Registrant)



Dated: December 3, 1999                     By: /s/ Donald R. Hollenack
                                                --------------------------
                                                   Chief Financial Officer